EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT, dated as of June 10, 2014 (this
“Amendment”), by and among CENVEO CORPORATION, a Delaware corporation (the “Borrower”), each of the LENDERS party hereto and each of the other LOAN PARTIES party hereto, and acknowledged by BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined below). Capitalized terms used herein (including, without limitation, in this preamble and the recitals hereto) and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Agreement (as defined below).

WHEREAS, reference is hereby made to the Credit Agreement, dated as of April 16, 2013, as amended by Amendment No. 1 to the Credit Agreement, dated as of December 11, 2013 (as so amended, the “Existing Agreement”; as the Existing Agreement is amended by this Amendment, the “Amended Agreement”; and as the Amended Agreement may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), among Cenveo, Inc., the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender, the other agents party thereto and each Lender from time to time party thereto; and

WHEREAS, the Borrower desires to amend the Existing Agreement (i) to allow for the issuance by the Borrower of senior secured first priority notes and senior secured second priority notes, the proceeds of which will be used to refinance the Borrower’s obligations under the Term Documents and the Second Lien Notes Documents and to pay related transaction fees, premiums and expenses, and (ii) to make certain other modifications set forth herein, and the Required Lenders have agreed to such amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Amendments to Existing Agreement. The Existing Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

(a)New Definitions. The following new definitions are hereby added to Section 1.01 of the Existing Agreement in the appropriate alphabetical order:

“2014 Intercreditor Agreement” means an intercreditor agreement among the Loan Parties, the Administrative Agent, the trustee and/or collateral agent (as the case may be) for the First Lien Notes, and the trustee and/or collateral agent (as the case may be) for the 2014 Second Lien Notes, in form and substance substantially similar to the Intercreditor Agreement or such other form on customary and reasonable terms as may be approved by the Administrative Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“2014 Notes” means, collectively, the First Lien Notes and the 2014 Second Lien Notes.

“2014 Second Lien Notes” means the senior secured second priority notes to be issued on or before October 31, 2014 by the Borrower in an aggregate original principal amount, together with the aggregate original principal amount of the First Lien Notes, not to exceed $800,000,000; provided, that the indenture or indentures, as the case may be, governing the 2014 Second Lien Notes do not contain any mandatory prepayments (other than customary asset sale and change of control offer covenants) or amortization and the terms relating to principal amount, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such 2014 Second Lien Notes, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms contained in the Second Lien Notes Documents.

“First Lien Intercreditor Agreement” means an intercreditor agreement among the Borrower, Holdings, the other Guarantors, the Administrative Agent and the trustee and/or collateral agent (as the case may be) for the First Lien Notes, in form and substance substantially similar to the Term Intercreditor Agreement or such other form on customary and reasonable terms as may be approved by the Administrative Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“First Lien Notes” means the senior secured first priority notes to be issued on or before October 31, 2014 by the Borrower in an aggregate original principal amount, together with the aggregate original principal amount of the 2014 Second Lien Notes, not to exceed $800,000,000; provided that the indenture or indentures, as the case may be, governing the First Lien Notes do not contain any mandatory prepayments (other than customary asset sale and change of control offer covenants) or amortization and the terms relating to principal amount, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such First Lien Notes, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms contained in the Second Lien Notes Documents.

(b)	Existing Definitions.

(i)The definition of “Eurodollar Rate” in Section 1.01 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

““Eurodollar Rate” means:

(a)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the London Interbank Offered Rate (“LIBOR”) or a
comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.”

(ii)The definition of “Interest Period” in Section 1.01 of the Existing Agreement is hereby amended by replacing all references to “British Bankers Association” therein with the following text “ICE Benchmark Administration”.

(c)Other Interpretive Provisions. Section 1.02 of the Existing Agreement is hereby amended by adding the following new subsection (e) at the end thereof:

“(e) On and after the initial issuance date of the 2014 Notes, (i) each reference to the term “Intercreditor Agreement” in this Agreement and the other Loan Documents shall mean and be deemed to be a reference to the 2014 Intercreditor Agreement, and (ii) each reference to the term “Term Intercreditor Agreement” in this Agreement and the other Loan Documents shall mean and be deemed to be a reference to the First Lien Intercreditor Agreement.”

(d)Administration of Deposit Accounts. Section 6.20(e) of the Existing Agreement is hereby amended by deleting the phrase “(other than, subject to the terms of the Term Intercreditor Agreement and the Intercreditor Agreement, the Administrative Agent, the Term Agent, the Second Lien Indenture Trustee and the applicable depositary bank)” in its entirety and substituting therefor the new phrase “(other than (i) prior to the issuance of the 2014 Notes, subject to the terms of the Term Intercreditor Agreement and the Intercreditor Agreement, the Administrative Agent, the Term Agent, the Second Lien Indenture Trustee and the applicable depositary bank, and (ii) on and after the date of issuance of the 2014 Notes, subject to the terms of the First Lien Intercreditor Agreement and the 2014 Intercreditor Agreement, the Administrative Agent, the trustee and/or collateral agent (as the case may be) for the First Lien Notes, the trustee and/or collateral agent (as the case may be) for the 2014 Second Lien Notes, and the applicable depositary bank)”.

(e)Liens. Section 7.01 of the Existing Agreement is hereby amended by (i) deleting the word

“and” at the end of subsection (m) thereof, (ii) deleting the period at the end of subsection (n) thereof and replacing it with a semicolon, and (iii) adding the following new subsections (o) and (p) at the end thereof:

“(o) Liens securing Indebtedness and other obligations evidenced by the 2014 Second Lien Notes and the documents executed and delivered by the Loan Parties in connection therewith, so long as such Liens are subject and subordinate to the Liens upon the Collateral under the Loan Documents in accordance with the terms and conditions of the 2014 Intercreditor Agreement; and

(p) Liens securing Indebtedness and other obligations evidenced by the First Lien Notes and the documents executed and delivered by the Loan Parties in connection therewith, so long as such Liens are subject to the First Lien Intercreditor Agreement.”

(f)	Indebtedness.

(i)Section 7.02(c)(ii) of the Existing Agreement is hereby amended by (x) adding the following text “(x) prior to the issuance of the 2014 Notes pursuant to Section 7.02(o),” before the text “Indebtedness under the Second Amended and Restated Credit Agreement not to exceed
$360,000,000 at any one time outstanding” and (y) adding the following text to the end thereof “and (y) on and after the date of issuance of the 2014 Notes, this clause (ii) and the two provisos of this Section 7.02(c) shall have no further force or effect”; and

(ii)Section 7.02 of the Existing Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (m) thereof, (ii) deleting the period at the end of subsection (n)
thereof and replacing it with a semicolon, and (iii) adding the following new subsection (o) at the end thereof:

“(o)    Indebtedness in an aggregate principal amount not to exceed $800,000,000 issued or incurred from time to time in respect of the 2014 Notes; provided, that (i) the proceeds of the 2014 Notes are concurrently applied solely to repay or prepay in full the Borrower’s obligations under the Term Documents and to satisfy and discharge in full the Borrower’s obligations under the Second Lien Notes Documents, and to pay related transaction fees, premiums and expenses, (ii) all commitments (if any) in respect of the Term Documents shall have been terminated, (iii) any security interest or Lien granted to the secured parties under each of the Term Documents and the Second Lien Notes Documents, as applicable, in the personal property or real property of the Loan Parties securing amounts evidenced by such Term Documents and Second Lien Notes Documents, as applicable, shall have been terminated and (iv) the maturity date of the 2014 Notes shall be no earlier than the date that occurs 91 days after the fifth anniversary of the Closing Date.”

(g)Burdensome Agreements.    Section 7.09 of the Existing Agreement is hereby amended by:

(i)deleting the phrase “becoming a Subsidiary of the Borrower or (C) on the effective date of any Unsecured Term Loan Facility and contained in the Unsecured Term Loan Facility Documents” in its entirety and substituting therefor the new phrase “becoming a Subsidiary of the Borrower, (C) on the effective date of any Unsecured Term Loan Facility and contained in the Unsecured Term Loan Facility Documents or (D) on the date of issuance of the 2014 Notes and contained in the indentures or other documents that evidence, or that are executed and delivered by the Loan Parties in connection with, the 2014 Notes”; and

(ii)deleting the phrase “except for any agreement in effect on the Closing Date and set forth on Schedule 7.09 (including the Term Documents, the Term Intercreditor Agreement, the Intercreditor Agreement, the Senior Notes Indenture, the Senior Exchangeable Notes Indenture and the Second Lien Notes Documents)” in its entirety and substituting therefor the new phrase “except for (A) any agreement in effect on the Closing Date and set forth on Schedule 7.09 (including the Term Documents, the Term Intercreditor Agreement, the Intercreditor Agreement, the Senior Notes Indenture, the Senior Exchangeable Notes Indenture and the Second Lien Notes Documents) or (B) the First Lien Intercreditor Agreement, the 2014 Intercreditor Agreement and the indentures or other documents that evidence, or that are executed and delivered by the Loan Parties in connection with, the 2014 Notes”.

(h)Prepayments, Etc. of Indebtedness. Section 7.15(f) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(f) notwithstanding any other provision contained in this Section 7.15 or elsewhere in this Agreement to the contrary, the prepayment, redemption, purchase or defeasance of all Indebtedness under the Term Documents and the Second Lien Notes Documents with the proceeds of the 2014 Notes, in each case with (for the avoidance of doubt) such Indebtedness being permanently retired;”

(i)Amendment, Etc. of Related Documents and Indebtedness. Section 7.16(a) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Cancel or terminate any Unsecured Term Loan Facility Documents or Second Lien Notes Documents or consent to or accept any cancellation or termination thereof, except, in the case of the Unsecured Term Loan Facility, in connection with any transaction permitted under Section 7.15(h), and, in the case of the Second Lien Notes Documents, in connection with any transaction permitted under Section 7.15(d) or Section 7.15(f),”

(j)Subordination Event of Default. Section 8.01(n) of the Existing Agreement is hereby amended by (i) deleting the period at the end thereof and replacing it with a semicolon and (ii) adding the following proviso at the end thereof:

“provided, however, that upon the issuance of the 2014 Notes and the execution and delivery of the First Lien Intercreditor Agreement and the 2014 Intercreditor Agreement by the parties thereto, this Section 8.01(n) shall be of no further force or effect; or”

(k)Additional Subordination Event of Default. Section 8.01 of the Existing Agreement is hereby amended by adding the following new subsection (o) at the end thereof:

“(o) Subordination. At any time following the issuance of the 2014 Notes and the execution and delivery of the First Lien Intercreditor Agreement and the 2014 Intercreditor Agreement by the parties thereto, (i) the First Lien Intercreditor Agreement or the 2014 Intercreditor Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the First Lien Notes or the 2014 Second Lien Notes, in each case except pursuant to the express terms thereof; (ii) all or any material portion of the Obligations cease to constitute “First Lien Obligations” (or any comparable defined term) under the indenture governing the 2014 Second Lien Notes; (iii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of the First Lien Intercreditor Agreement or the 2014 Intercreditor Agreement, (B) that the First Lien Intercreditor Agreement or the 2014 Intercreditor Agreement exists for the benefit of the Administrative Agent, the Lenders and the Issuing Bank or (C) limitations set forth in the First Lien Intercreditor Agreement or the 2014 Intercreditor Agreement upon application of proceeds from any source to payment of principal of, or premium or interest on, the 2014 Second Lien Notes or other junior lien Indebtedness or the Indebtedness under the First Lien Notes;
(iv) any holders of the 2014 Second Lien Notes or other junior lien Indebtedness shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any material term of the 2014 Intercreditor Agreement; or (v) any holder of the First Lien Notes shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any material term of the First Lien Intercreditor Agreement.”

Section 2. Representations Correct. By its execution of this Amendment, each Loan Party hereby certifies that:

(a)This Amendment has been duly authorized by all necessary corporate or other organizational action and has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(b)Neither the execution, delivery or performance by any Loan Party of this Amendment (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Collateral Documents) upon any of the property or assets of any Loan Party or any of its respective Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (except, in the case of preceding clauses (i) and (ii), any contravention, breach, default and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Loan Party or any of its respective Subsidiaries; and

(c)Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Amendment No. 2 Effective Date and which remain in full force and effect on the Amendment No. 2 Effective Date and (y) filings which are necessary to perfect the security interests created under the Collateral Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Loan Party to authorize, or is required to be obtained or made by, or on behalf of, any Loan Party in connection with, the execution, delivery and performance of this Amendment.
Section 3. Effectiveness. This Amendment shall become effective as of the date hereof (the

“Amendment No. 2 Effective Date”), subject to the satisfaction or waiver of the following conditions:

(a)Counterparts of this Amendment shall have been executed and delivered by the Borrower, the other Loan Parties and the Required Lenders, and the Administrative Agent shall have executed and delivered an acknowledgement counterpart of this Amendment;

(b)The Administrative Agent’s receipt of a duly executed certificate of an appropriate officer of each Loan Party, certifying (i) that the copies of each Loan Party’s certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, (x) as certified and delivered to the Administrative Agent on the date that such Loan Party became a Loan Party, remain in full force and effect as of the Amendment No. 2 Effective Date without modification or amendment since such original delivery or (y) as certified as of a recent date by the appropriate Governmental Authority of the jurisdiction of such Loan Party’s organization or formation (or, in the case of the limited liability company agreement or by-laws (or equivalent organizational documents) of such Loan Party, as certified by such appropriate officer) and attached to such officer’s certificate, are true, correct and complete and in full force and effect as of the Amendment No. 2 Effective Date, (ii) that the copies of each Loan Party’s resolutions approving and adopting this Amendment, the transactions contemplated herein, and authorizing the execution and delivery thereof, as attached to such officer’s certificate, are true, correct and complete copies and in full force and effect as of the Amendment No. 2 Effective Date and (iii) as to incumbency certificates identifying the officers of each Loan Party that are authorized to execute this Amendment and to act on such Loan Party’s behalf in connection with this Amendment and the other Loan Documents;

(c)The Administrative Agent shall have received certificates of good standing or the equivalent (if any) for each Loan Party from such Loan Party’s jurisdiction of organization or formation, in each case certified as of a recent date by the appropriate Governmental Authority;

(d)The Administrative Agent shall have received from Hughes Hubbard & Reed LLP, special counsel to the Loan Parties, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Amendment No. 2 Effective Date in form and substance reasonably satisfactory to the Administrative Agent;

(e)The Administrative Agent shall have received a certificate of an appropriate officer of the Borrower certifying that, after giving effect to this Amendment, (i) the representations and warranties set forth in Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of the Amendment No. 2 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) the representations and warranties in Section 2 of this Amendment are true and correct in all material respects as of the Amendment No. 2 Effective Date and (iii) no Default exists; and
(f)All reasonable out-of-pocket costs and expenses of the Administrative Agent, including all reasonable invoiced fees and expenses of one primary counsel to the Administrative Agent, to the extent invoiced at least two (2) Business Day prior to the date hereof, shall have been paid or reimbursed, on or prior to the Amendment No. 2 Effective Date.

Section 4. Acknowledgments. Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) in the case of each Guarantor, its guarantee of the Obligations under the Collateral Documents and (iii) its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents.

Section 5. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 11.01 of the Credit Agreement.

Section 6. Liens Unimpaired. After giving effect to this Amendment, neither the modification of the Existing Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:

(a)impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(b)requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

Section 7. Entire Agreement; Reference to and Effect on the Existing Agreement and the Other Loan Documents. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Existing Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Each reference to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference to the Existing Agreement contained in the Existing Agreement shall, after this Amendment becomes effective, refer to the Amended Agreement. It is further understood and agreed that each reference in each other Loan Document to the Existing Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Amended Agreement. This Amendment is a “Loan Document” as defined under the Credit Agreement.

Section 8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY,
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 11.14 AND 11.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.

Section 9. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

CENVEO CORPORATION, a Delaware corporation

By:    /s/ Scott J. Goodwin
Name:     Scott J. Goodwin
Title:     Chief Financial Officer

CENVEO, INC., a Colorado corporation

By:    /s/ Scott J. Goodwin
Name:     Scott J. Goodwin
Title:     Chief Financial Officer

CENVEO COMMERCIAL OHIO, LLC, a Colorado
limited liability company
CNMW INVESTMENTS, INC., a Delaware
corporation
CENVEO GOVERNMENT PRINTING, INC., a
Colorado corporation
CENVEO SERVICES, LLC, a Colorado limited liability company
DISCOUNT LABELS, LLC, an Indiana limited liability company
CENVEO OMEMEE LLC, a Delaware limited liability company
COLORHOUSE CHINA, INC., a Colorado corporation RX JV HOLDING, INC., a Delaware corporation
CRX JV, LLC, a Delaware limited liability company CRX HOLDING, INC., a Delaware corporation
RX TECHNOLOGY CORP., a Delaware corporation CADMUS PRINTING GROUP, INC., a Virginia corporation
CADMUS FINANCIAL DISTRIBUTION, INC., a
Virginia corporation GARAMOND/PRIDEMARK PRESS, INC., a
Maryland corporation
WASHBURN GRAPHICS, INC., a North Carolina corporation
CADMUS JOURNAL SERVICES, INC., a Virginia
corporation
CADMUS DELAWARE, INC., a Delaware corporation CADMUS UK, INC., a Virginia corporation
EXPERT GRAPHICS, INC., a Virginia corporation CADMUS MARKETING GROUP, INC., a Virginia corporation
CADMUS MARKETING, INC., a Virginia corporation CADMUS/O'KEEFE MARKETING, INC., a Vi rginia corporation
OLD TSI, INC., a Georgia corporation
PORT CITY PRESS, INC., a Maryland corporation

By:    /s/ Scott J. Goodwin
Name:     Scott J. Goodwin
Title:     Chief Financial Officer

CADMUS INTERNATIONAL HOLDINGS, INC., a
Virginia corporation
CDMS MANAGEMENT, LLC, a Delaware limited liability company
MADISON/GRAHAM COLORGRAPHICS, INC., a
California corporation
VSUB HOLDING COMPANY, a Virginia corporation VAUGHAN PRINTERS INCORPORATED, a Florida corporation
MADISON/GRAHAM COLORGRAPHICS INTERSTATE SERVICES, INC., a California
corporation
COMMERCIAL ENVELOPE MANUFACTURING
CO. INC., a New York corporation
CENVEO CEM, INC., a Delaware corporation CENVEO CEM, LLC, a Delaware limited liability company
REX 2010, LLC, a Florida limited liability company 136 EASTPORT ROAD, LLC, a Delaware limited liability company
LIGHTNING LABELS, LLC, a Delaware limited liability company
NASHUA CORPORATION, a Massachusetts corporation
NASHUA INTERNATIONAL, INC., a Delaware
corporation
IMPAXX, INC., a Delaware corporation
CMS GILBRETH PACKAGING SYSTEMS, INC., a
Delaware corporation
ENVELOPE PRODUCT GROUP, LLC, a Delaware
limited liability company
CENVEO MCLAREN MORRIS AND TODD
COMPANY, a Nova Scotia unlimited company

By:    /s/ Scott J. Goodwin
Name:     Scott J. Goodwin
Title:     Chief Financial Officer

BANK OF AMERICA, N.A., as a Lender

By:    /s/ Robert Q. Mahoney
Name:     Robert Q Mahoney
Title:     Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:    /s/ David Klages
Name:    David Klages
Title:    duly authorized signor

BARCLAYS BANK PLC, as a Lender
By:    /s/ M. Sutton
Name:    M. Sutton
Title:    Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

By:	/s/ Victor Verazain

Name:	Victor Verazain

Title:	Duly Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joseph Kotusky

Name:	Joseph Kotusky

Title:	Vice President

TD BANK, N.A., as a Lender

By:	/s/ Jang Kim

Name:	Jang Kim

Title:	Vice President

WEBSTER BUSINESS CREDIT CORPORATION, as a Lender

By:	/s/ Christopher Magnante

Name:	Christopher Magnante

Title:	Vice President

MIHI LLC, as a Lender

By:	/s/ Stephen Mehos

Name:	Stephen Mehos

Title:	Authorized Signatory

By:	/s/ Katherine Mogg

Name:	Katherine Mogg

Title:	Authorized Signatory

ACKNOWLEDGED:
BANK OF AMERICA, N.A., as Administrative Agent
By:    /s/ Robert Q. Mahoney
Name:     Robert Q Mahoney
Title:     Senior Vice President